Calculation of Filing Fee Tables

Form S-8

(Form Type)

Alpine Summit Energy Partners, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Subordinate Voting Shares, no par value, issuable under the Alpine Summit Energy Partners, Inc. 2021 Stock and Incentive Plan	Rule 457(c) and Rule 457(h)	1,272,074 (1)	$5.75(2)	$7,314,425.50	0.0000927	$678.05
Equity	Subordinate Voting Shares, no par value, issuable under the Alpine Summit Energy Partners, Inc. Deferred Share Unit Plan	Rule 457(c) and Rule 457(h)	277,443 (1)	$5.75(3)	$1,595,297.25	0.0000927	$147.88
Equity	Subordinate Voting Shares, no par value, underlying outstanding Restricted Stock Units previously issued under the Alpine Summit Energy Partners, Inc. 2021 Stock and Incentive Plan	Rule 457(c) and Rule 457(h)	473,370	$5.75 (4)	$2,721,877.50	0.0000927	$252.32
Equity	Subordinate Voting Shares, no par value, underlying outstanding Options previously issued under the Alpine Summit Energy Partners, Inc. 2021 Stock and Incentive Plan	Rule 457(h)	192,550	$3.56(5)	$685,478	0.0000927	$63.54

Equity	Subordinate Voting Shares, no par value, previously issued under the Alpine Summit Energy Partners, Inc. 2021 Stock and Incentive Plan and registered for resale(6)	Rule 457(c) and Rule 457(h)	281,250	$5.75(7)	$1,617,187.50	0.0000927	$149.91
Equity	Subordinate Voting Shares, no par value, underlying outstanding Options previously issued under the Alpine Summit Energy Partners, Inc. 2021 Stock and Incentive Plan and registered for resale	Rule 457(h)	2,641,738	$3.56 (8)	$9,404,587.28	0.0000927	$871.81
Equity	Subordinate Voting Shares, no par value, underlying outstanding Restricted Stock Units previously issued under the Alpine Summit Energy Partners, Inc. 2021 Stock and Incentive Plan and registered for resale	Rule 457(c) and Rule 457(h)	1,352,281	$5.75 (9)	$7,775,615.75	0.0000927	$720.80
Equity	Subordinate Voting Shares, no par value, underlying outstanding Deferred Share Units issued under the Alpine Summit Energy Partners, Inc. Deferred Share Unit Plan and registered for resale	Rule 457(c) and Rule 457(h)	226,335	$5.75(10)	$1,301,426.25	0.0000927	$120.64
Total Offering Amounts					$32,415,895.03		$3,004.95
Total Fees Previously Paid							-
Total Fee Offsets							-
Net Fee Due							3,004.95

(1) This Registration Statement covers, in addition to the number of shares of Subordinate Voting Shares of Alpine Summit Energy Partners, Inc. (the "Company", the "Registrant", "we" , "us" or "our"), no par value (the "Shares"), stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of Shares that may be offered or issued as a result of one or more adjustments under the Alpine Summit Energy Partners, Inc. 2021 Stock and Incentive Plan (the "2021 Incentive Plan") and the Alpine Summit Energy Partners, Inc. Deferred Share Unit Plan (the "DSU Plan", and together with the 2021 Incentive Plan, the "Plans") to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to Shares issuable under the 2021 Incentive Plan, is calculated as the product of 1,272,074 Shares issuable or reserved under the 2021 Incentive Plan multiplied by the average of the high and low prices for the Shares as reported on the TSX Venture Exchange (the "TSXV") on May 31, 2022.

(3) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to Shares issuable under the DSU Plan, is calculated as the product of 277,443 Shares issuable or reserved under the DSU Plan multiplied by the average of the high and low prices for the Shares as reported on the TSXV on May 31, 2022.

(4) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the Shares underlying outstanding Restricted Stock Units previously issued under the 2021 Incentive Plan, is calculated as the product of 473,370 Shares underlying outstanding Restricted Stock Units multiplied by the average of the high and low prices for the Shares as reported on the TSXV on May 31, 2022.

(5) Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the Shares underlying outstanding Options previously issued under the 2021 Incentive Plan is based on the weighted average exercise price of $3.56 of such Options outstanding as of May 31, 2022.

(6) Represents restricted Shares previously issued under the 2021 Incentive Plan and registered for resale.

(7) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the restricted Shares previously issued under the 2021 Incentive Plan and registered for resale is calculated as the product of 281,250 Shares multiplied by the average of the high and low prices for the  Shares as reported on the TSXV May 31, 2022.

(8) Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the Shares underlying outstanding Options previously issued under the 2021 Incentive Plan and registered for resale is based on the weighted average exercise price of $3.56 of such Options outstanding as of May 31, 2022.

(9) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the Shares underlying outstanding Restricted Stock Units previously issued under the 2021 Incentive Plan and registered for resale, is calculated as the product of 1,352,281Shares underlying outstanding Restricted Stock Units multiplied by the average of the high and low prices for the Shares as reported on the TSXV on May 31, 2022.

(10) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the Proposed Maximum Aggregate Offering Price with respect to the Shares underlying outstanding Deferred Share Units previously issued under the 2021 Incentive Plan and registered for resale, is calculated as the product of 226,335 Shares underlying outstanding Deferred Share Units multiplied by the average of the high and low prices for the Shares as reported on the TSXV on May 31, 2022.